Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports First Quarter 2012 Results

Company achieves $126 million in Adjusted EBITDA, $107 million in Recurring Free Cash Flow and pays down $90 million in debt

Highlights:

•	Generates first quarter net sales of $990 million.

•	Achieves first quarter Adjusted EBITDA of $126 million and Adjusted EBITDA margin of 12.7%.

•	Produces $107 million in first quarter Recurring Free Cash Flow.

•	Repays $90 million in debt during the quarter and $415 million since the Worldcolor acquisition, reducing leverage to 2.2x.

SUSSEX, WI, May 9, 2012 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”) today reported results for its first quarter ending March 31, 2012. For full financial results, please see the accompanying information.

“Our performance during the first quarter gave us a solid start to the year,” said Joel Quadracci, Quad/Graphics Chairman, President & CEO. “Our results are in line with our expectations and we are pleased with the progress we made on our key priorities to improve productivity, reduce costs, lower our debt and meet our synergy objectives, which enabled us to generate significant Recurring Free Cash Flow and improve upon our already strong credit metrics.”

Net sales for the first quarter 2012 were $990 million versus $1,022 million for the same period in 2011. First quarter 2012 Adjusted EBITDA was $126 million versus $142 million for the same period in 2011. The results reflect expected volume and pricing pressures, which were partially offset by continued productivity improvements and incremental synergy savings totaling $25 million during the quarter and $221 million since the Worldcolor acquisition. Recurring Free Cash Flow was $107 million, demonstrating the Company's ability to generate strong, consistent cash flow.

“We are proud of the progress we continue to make in strengthening our balance sheet through the repayment of $90 million in debt during the quarter, and $415 million since the Worldcolor acquisition,” said John Fowler, Executive Vice President & Chief Financial Officer. “Correspondingly, we improved our leverage ratio to 2.2x, which remains in our targeted range of 2.0x to 2.5x, and reduced our first quarter interest expense by $8 million or 28%. We continue to generate significant Recurring Free Cash Flow to support our disciplined capital deployment strategy. Our quarterly dividend of $0.25 per share will be payable on June 22, 2012, to shareholders of record as of June 11, 2012.”

On March 1, 2012, the Company completed the sale of its Canadian business to Transcontinental. Quad/Graphics entered into a definitive agreement with Transcontinental on July 12, 2011, to essentially exchange its Canadian assets for Transcontinental's Mexican assets. “We are pleased with our integration progress in Mexico, which we continue to believe is a promising growth market,” Quadracci said.

Additionally, during the first quarter the Company announced a strategic partnership with Manipal Technologies Ltd. (ManipalTech), one of India's largest print services and end-to-end business solutions providers. Under the agreement, Quad/Graphics purchased a minority interest in ManipalTech, expanding Quad/Graphics' geographic reach to Asia, and broadening its product and service scope. Said Quadracci: “We are enthusiastic about our new partnership with ManipalTech, a rapidly growing, forward-thinking company, and believe that together we can create value in the region's fast-growing economy.”

First Quarter Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on Thursday, May 10, to discuss first quarter 2012 results. To access the conference call, it is recommended that you listen via computer at: http://us.meeting-stream.com/quadgraphics_051012/.

If for any reason you are unable to stream, you can listen to the audio via the telephone by calling:

•	Toll-Free: (877) 217 - 9946 (US/Canada)

•	Toll: (702) 696 - 4824 (International)

•	Conference ID: 60651944

The replay will be available for 30 days following the conference call. To access the replay via phone, please call
(855) 859-2056 or (404) 537-3406 and enter the Conference ID number 60651944. To access the replay via the internet, please use the following link: http://us.meeting-stream.com/quadgraphics_051012/. Registration is required for replay.

Forward-Looking Statements

To the extent any statements in this press release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, the objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of Quad/Graphics, and can generally be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe” or “continue” or the negatives of these terms, variations on them and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors could cause actual results to differ materially from those expressed or implied by those forward-looking statements. Among risks, uncertainties and other factors that may impact Quad/Graphics are those described in Item 1A of the Company's most recent Form 10-K and the following: the impact of significant overcapacity in the highly competitive commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the potential inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes; the impact of changing future economic conditions; the potential failure to renew long-term contracts with customers, the renewal of those contracts under different terms, or customer nonperformance in accordance with the terms and for the duration of long-term contracts; significant capital expenditures may be needed to maintain the Company's platform and processes and to remain technologically and economically competitive; the impact of fluctuations in costs (including labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of regulatory matters and legislative developments or changes in laws, including changes in environmental and privacy laws and postal rates, regulations and services; the impact on Quad/Graphics class A common shareholders of a limited active market for Quad/Graphics common stock and the inability to independently elect directors or control decisions due to the class B common stock voting rights; an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of goodwill, other intangible assets and property, plant and equipment; the liabilities of Worldcolor with respect to pension and postretirement benefits could grow in the future and create additional costs; restrictions imposed by various covenants in the Company's debt facilities may affect the Company's ability to operate its business; failure to successfully integrate the operations of Quad/Graphics and Worldcolor; risks associated with the Company's operations outside of the United States; and the inability to retain and attract additional, key employees, or the adverse effects of any strikes or other labor protests.

Quad/Graphics cautions that the foregoing list of risks, uncertainties and other factors is not exhaustive and you should carefully consider the other factors detailed from time to time in Quad/Graphics' filings with the United States Securities and Exchange Commission and other uncertainties and potential events when reviewing the Company's forward-looking statements.

Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Except to the extent required by the federal securities laws, Quad/Graphics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD) is a global provider of print and related multichannel solutions for consumer magazines, special interest publications, catalogs, retail inserts/circulars, direct mail, books, directories, and commercial and specialty products, including in-store signage. Headquartered in Sussex, Wis. (just west of Milwaukee), the Company has approximately 22,000 full-time equivalent employees working from more than 50 print-production facilities as well as other support locations throughout North America, Latin America and Europe. As a printing industry innovator, Quad/Graphics (www.QG.com) is redefining the power of print in today's multimedia world by helping its clients use print as the foundation of multichannel communications strategies to drive their top-line revenues.

Investor Relations Contact:
Kelly Vanderboom
Vice President & Treasurer, Quad/Graphics
414-566-2464
Kelly.Vanderboom@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2012 and 2011
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
Net sales	$989.6	$1,022.4

Cost of sales	772.9	783.7
Selling, general and administrative expenses	92.0	97.9
Depreciation and amortization	84.6	87.3
Restructuring, impairment and transaction-related charges	38.2	28.7
Total operating expenses	987.7	997.6

Operating income from continuing operations	1.9	24.8

Interest expense	21.4	29.8

Loss from continuing operations before income taxes and equity in earnings of unconsolidated entities	(19.5)	(5.0)

Income tax benefit	(33.8)	(7.2)

Earnings from continuing operations before equity in earnings of unconsolidated entities	14.3	2.2

Equity in earnings of unconsolidated entities	1.1	0.8

Net earnings from continuing operations	$15.4	$3.0

Loss from discontinued operations, net of tax (1)	(3.2)	(10.3)
Gain on disposal of discontinued operations, net of tax	35.3	—

Net earnings (loss)	$47.5	$(7.3)

Net earnings attributable to noncontrolling interests	(0.1)	—

Net earnings (loss) attributable to Quad/Graphics common shareholders	$47.4	$(7.3)

Earnings (loss) per share attributable to Quad/Graphics common shareholders:
Basic:
Continuing operations	$0.33	$0.07
Discontinued operations	0.68	(0.22)
Earnings (loss) per share attributable to Quad/Graphics common shareholders	$1.01	$(0.15)

Diluted:
Continuing operations	$0.33	$0.06
Discontinued operations	0.68	(0.21)
Earnings (loss) per share attributable to Quad/Graphics common shareholders	$1.01	$(0.15)

Weighted average number of common shares outstanding:
Basic	46.8	47.2
Diluted	46.9	48.5

(1)	Includes the results of the Canadian operations prior to the March 1, 2012 sale. Net earnings from continuing operations and its components exclude the Canadian operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2012 and 2011
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,			Three Months Ended March 31,
	2012			2011
	Consolidated	Discontinued Operations (1)	Continuing Operations	Consolidated	Discontinued Operations (1)	Continuing Operations

Net sales	$1,021.8	$32.2	$989.6	$1,102.3	$79.9	$1,022.4

Cost of sales	803.7	30.8	772.9	853.4	69.7	783.7
Selling, general and administrative expenses	94.9	2.9	92.0	109.0	11.1	97.9
Depreciation and amortization	84.6	—	84.6	90.5	3.2	87.3
Restructuring, impairment and transaction-related charges	39.9	1.7	38.2	34.8	6.1	28.7
Total operating expenses	1,023.1	35.4	987.7	1,087.7	90.1	997.6

Operating income (loss)	(1.3)	(3.2)	1.9	14.6	(10.2)	24.8

Interest expense	21.4	—	21.4	29.9	0.1	29.8

Loss before income taxes and equity in earnings of unconsolidated entities	(22.7)	(3.2)	(19.5)	(15.3)	(10.3)	(5.0)

Income tax benefit	(33.8)	—	(33.8)	(7.2)	—	(7.2)

Earnings (loss) before equity in earnings of unconsolidated entities	11.1	(3.2)	14.3	(8.1)	(10.3)	2.2

Equity in earnings of unconsolidated entities	1.1	—	1.1	0.8	—	0.8
Gain on disposal of discontinued operations, net of tax	35.3	35.3	—	—	—	—

Net earnings (loss)	$47.5	$32.1	$15.4	$(7.3)	$(10.3)	$3.0

Net earnings attributable to noncontrolling interests	(0.1)	—	(0.1)	—	—	—

Net earnings (loss) attributable to Quad/Graphics common shareholders	$47.4	$32.1	$15.3	$(7.3)	$(10.3)	$3.0

Earnings (loss) per share attributable to Quad/Graphics common shareholders:
Basic	$1.01	$0.68	$0.33	$(0.15)	$(0.22)	$0.07
Diluted	$1.01	$0.68	$0.33	$(0.15)	$(0.21)	$0.06

Weighted average number of common shares outstanding:
Basic	46.8	46.8	46.8	47.2	47.2	47.2
Diluted	46.9	46.9	46.9	48.5	48.5	48.5

(1)
The Canadian operations sold are presented as discontinued operations. This schedule is presented to provide the full income statement for consolidated, discontinued and continuing results of operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2012 and December 31, 2011
(in millions)
(UNAUDITED)

	March 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$27.1	$25.6
Receivables, less allowances for doubtful accounts	561.2	656.1
Inventories	250.7	249.5
Prepaid expenses and other current assets	94.1	142.3
Deferred income taxes	68.8	86.7
Short-term restricted cash	10.4	8.5
Current assets of discontinued operations (1)	—	72.6

Total current assets	1,012.3	1,241.3

Property, plant and equipment—net	2,083.5	2,123.3
Goodwill	787.4	787.1
Other intangible assets—net	279.7	295.6
Long-term restricted cash	58.0	67.4
Equity method investments in unconsolidated entities	74.2	69.4
Other long-term assets	50.5	46.2
Long-term assets of discontinued operations (1)	—	104.9

Total assets	$4,345.6	$4,735.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$261.3	$301.9
Amounts owing in satisfaction of bankruptcy claims	16.9	19.5
Accrued liabilities	355.0	393.9
Purchase price payable on business exchange transaction	—	62.4
Short-term debt and current portion of long-term debt	95.0	82.1
Current portion of capital lease obligations	10.1	20.7
Current liabilities of discontinued operations (1)	—	48.4

Total current liabilities	738.3	928.9

Long-term debt	1,252.6	1,342.8
Unsecured notes to be issued	31.3	38.7
Capital lease obligations	23.2	24.9
Deferred income taxes	438.9	471.9
Other long-term liabilities	504.0	521.5
Long-term liabilities of discontinued operations (1)	—	99.6

Total liabilities	2,988.3	3,428.3

Redeemable equity	3.4	3.5

Quad/Graphics common stock and other equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	976.1	984.2
Treasury stock, at cost	(283.7)	(295.4)
Retained earnings	684.3	650.2
Accumulated other comprehensive loss	(25.0)	(37.7)

Quad/Graphics common stock and other equity	1,353.1	1,302.7

Noncontrolling interests	0.8	0.7

Total common stock and other equity and noncontrolling interests	1,353.9	1,303.4

Total liabilities and shareholders' equity	$4,345.6	$4,735.2

(1)	December 31, 2011 balance sheet includes the assets and liabilities of the Canadian operations sold on March 1, 2012.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2012 and 2011
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
OPERATING ACTIVITIES
Net earnings (loss)	$47.5	$(7.3)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	84.6	90.5
Impairment charges	8.4	—
Deferred income taxes	(13.5)	10.3
Gain on disposal of discontinued operations, net of tax	(35.3)	—
Other non-cash adjustments to net earnings (loss)	4.7	6.1
Changes in operating assets and liabilities—net of acquisitions	14.2	(62.9)

Net Cash Provided by Operating Activities	110.6	36.7

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(21.6)	(40.5)
Investment in ManipalTech	(18.1)	—
Proceeds from the sale of property, plant and equipment	2.4	0.2
Transfers from restricted cash	7.5	9.6
Deposit refunded related to business exchange transaction	50.0	—
Purchase price payments on business exchange transaction	(4.2)	—
Acquisition of business—net of cash acquired	(6.6)	—

Net Cash Provided by (Used in) Investing Activities	9.4	(30.7)

FINANCING ACTIVITIES
Payments of long-term debt	(4.5)	(5.2)
Payments of capital lease obligations	(13.4)	(7.2)
Borrowings on revolving credit facilities	40.2	84.8
Payments on revolving credit facilities	(116.0)	(85.7)
Bankruptcy claim payments on unsecured notes to be issued	(7.4)	—
Proceeds from issuance of common stock	—	1.6
Payment of cash dividends	(11.7)	—
Payment of tax distributions	—	(1.1)

Net Cash Used in Financing Activities	(112.8)	(12.8)

Effect of exchange rates on cash and cash equivalents	(5.7)	1.0

Net Increase (Decrease) in Cash and Cash Equivalents	1.5	(5.8)

Cash and Cash Equivalents at Beginning of Period	25.6	20.5

Cash and Cash Equivalents at End of Period	$27.1	$14.7

The condensed consolidated statements of cash flows include the cash flows of the Canadian operations prior to the March 1, 2012 sale.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months Ended March 31, 2012 and 2011
(in millions)
(UNAUDITED)

	Net Sales	Operating Income/(Loss)	Restructuring, Impairment and Transaction-Related Charges
Three months ended March 31, 2012
United States Print and Related Services	$863.3	$33.7	$14.3
International	126.3	(8.2)	10.5
Total operating segments	989.6	25.5	24.8
Corporate	—	(23.6)	13.4
Total	$989.6	$1.9	$38.2

Three months ended March 31, 2011
United States Print and Related Services	$907.2	$46.7	$21.4
International	115.2	(4.8)	1.5
Total operating segments	1,022.4	41.9	22.9
Corporate	—	(17.1)	5.8
Total	$1,022.4	$24.8	$28.7

Results from the Canadian operations sold on March 1, 2012 are excluded from the segment financial information presented above.

Restructuring, impairment and transaction-related charges are included in Operating Income/(Loss) above.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Three Months Ended March 31, 2012 and 2011
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
Net earnings (loss) attributable to Quad/Graphics common shareholders	$47.4	$(7.3)

Interest expense	21.4	29.8
Income tax benefit	(33.8)	(7.2)
Depreciation and amortization	84.6	87.3

EBITDA (Non-GAAP)	$119.6	$102.6
EBITDA Margin (Non-GAAP)	12.1%	10.0%

Restructuring, impairment and transaction-related charges (1)	38.2	28.7
Loss from discontinued operations, net of tax	3.2	10.3
Gain on disposal of discontinued operations, net of tax	(35.3)	—

Adjusted EBITDA from continuing operations (Non-GAAP)	$125.7	$141.6
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	12.7%	13.8%

Adjusted EBITDA from discontinued operations (Non-GAAP) (2)	$(1.5)	$(0.9)
Adjusted EBITDA Margin from discontinued operations (Non-GAAP) (2)	(4.7)%	(1.1)%

Adjusted EBITDA - consolidated (Non-GAAP)	$124.2	$140.7
Adjusted EBITDA Margin - consolidated (Non-GAAP)	12.2%	12.8%
 __________________________________

(1)	Operating results from continuing operations for the three months ended March 31, 2012 and 2011 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended March 31,
	2012	2011
Employee termination charges (a)	$10.4	$11.0
Impairment charges (b)	8.4	—
Transaction-related charges (c)	1.5	—
Integration costs (d)	11.9	13.5
Gain on collection of note receivable (e)	(2.4)	(7.1)
Other restructuring charges (f)	8.4	11.3
Restructuring, impairment and transaction-related charges from continuing operations	$38.2	$28.7
 __________________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)
Impairment charges incurred in the three months ended March 31, 2012 were for certain buildings and equipment no longer being utilized in production as a result of facility consolidations, primarily related to the Company's vacant Pila, Poland facility.

(c)	Transaction-related charges incurred in the three months ended March 31, 2012 were primarily due to the Transcontinental transaction.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(e)
Gain on the the collection of a note receivable in the three months ended March 31, 2012 was related to a settlement of a disputed pre-acquisition Worldcolor note receivable. Gain on the collection of a note receivable in the three months ended March 31, 2011 was related to the June 2008 sale of Worldcolor's European operations. These non-recurring gains were excluded from the calculation of Adjusted EBITDA.

(f)	Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges.

(2)
Includes the Adjusted EBITDA and Adjusted EBITDA Margin for the Canadian operations sold, calculated in a consistent manner with the calculation above for Adjusted EBITDA and Adjusted EBITDA Margin from continuing operations.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
Recurring Free Cash Flow
For the Three Months Ended March 31, 2012 and 2011
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
Net cash provided by operating activities	$110.6	$36.7

Add back non-recurring payments:
Restructuring payments, net (1)	16.3	40.9
World Color Press bankruptcy payments	2.0	1.8

Recurring cash flows provided by operating activities	128.9	79.4

Less: purchases of property, plant and equipment	(21.6)	(40.5)

Recurring Free Cash Flow	$107.3	$38.9

(1) Restructuring payments are shown net of cash receipts related to non-recurring restructuring transactions. For the three months ended March 31, 2012, restructuring payments were $31.0 million (consisting of $30.1 million in payments for continuing operations and $0.9 million for Canadian discontinued operations) and were reduced for a $14.7 million non-recurring collection of a disputed pre-acquisition Worldcolor note receivable. For the three months ended March 31, 2011, restructuring payments are shown net of a $7.1 million gain on the collection of a note receivable for the June 2008 sale of Worldcolor's European operations.

Recurring Free Cash Flow includes the cash flows of the Canadian operations prior to the March 1, 2012 sale.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
Adjusted Diluted Earnings Per Share
For the Three Months Ended March 31, 2012 and 2011
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
Loss from continuing operations before income taxes and equity in earnings of unconsolidated entities	$(19.5)	$(5.0)

Restructuring, impairment and transaction-related charges	38.2	28.7
	18.7	23.7

Income tax expense at 40% normalized tax rate	7.5	9.5
	11.2	14.2

Equity in earnings of unconsolidated entities	1.1	0.8
Net earnings attributable to noncontrolling interests	(0.1)	—

Adjusted net earnings from continuing operations (Non-GAAP)	$12.2	$15.0

Diluted weighted average number of common shares outstanding	46.9	48.5

Adjusted Diluted Earnings Per Share From Continuing Operations (Non-GAAP)	$0.26	$0.31

Diluted Earnings Per Share From Continuing Operations (GAAP)	$0.33	$0.06

Adjusted Diluted Earnings Per Share excludes: (i) the results of the Canadian discontinued operations, (ii) the gain on disposal of the Canadian discontinued operations, (iii) restructuring, impairment and transaction-related charges and (iv) discrete income tax items.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.